                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                     -------------------------------------

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                  MAY 1, 1995
                                  -----------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                         MERCANTILE BANCORPORATION INC.
                         ------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





MISSOURI                         0-6045                    43-0951744
- --------                         ------                    ----------
(STATE OR OTHER                  (IRS EMPLOYER             (COMMISSION
OTHER JURISDICTION OF            FILE NUMBER)              IDENTIFICATION NO.)
INCORPORATION)


P.O. BOX 524, ST. LOUIS, MISSOURI                          63166-0524
- ---------------------------------                          ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



                                 (314) 425-2525
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

            Effective May 1, 1995, TCBankshares, Inc., ("TCB"), an Arkansas corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended, was merged (the "Merger") with and into a wholly owned subsidiary of the Registrant, pursuant to an Agreement and Plan of Reorganization, dated December 2, 1994, between the Registrant and TCB (the "Agreement").

            Pursuant to the terms of the Agreement, effective upon the Merger, each outstanding share of (i) TCB's common stock, par value $50.00 per share ("TCB Common Stock"), was converted into the right to receive 2,228.2299 shares of the Registrant's common stock, par value $5.00 per share ("Mer cantile Common Stock"), (ii) TCB's preferred stock, series A, par value $10.00 ("TCB Series A Preferred Stock"), was converted into the right to receive 1 share of the Registrant's preferred stock, series B-1, no par ("Mercantile Series B-1 Preferred Stock"), and (iii) TCB's preferred stock, series B, par value $10.00 ("TCB Series B Preferred Stock"), was converted into the right to receive 1 share of the Registrant's preferred stock, series B-2, no par ("Mercantile Series B-2 Preferred Stock"). In aggregate, (i) 2131.737 shares of TCB Common Stock were converted into the right to receive 4,749,999 shares of Mercantile Common Stock, (ii) 5,306 shares of TCB Series A Preferred Stock were converted into the right to receive 5,306 shares of Mercantile Series B-1 Preferred Stock and (iii) 9,500 shares of TCB Series B Preferred Stock were converted into the right to receive 9,500 shares of Mercantile Series B-2 Preferred Stock.

            The Registrant's Registration Statement on Form S-4 (Registration No. 33-57489), which was declared effective by the Securities and Exchange Commission (the "Commission") on February 13, 1995 (the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant and TCB, including without limitation the effective time and manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationships be tween TCB and the Registrant, any officer or director of the Registrant, or any associate of any such officer or director, the nature of TCB's business and the Registrant's intended use of the assets acquired in the Merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Business Acquired:

            The historical financial statements of TCB listed below are included herein at pages F-1 through F-27:

                 Report of the Independent Auditors Dated March 10, 1995.

                 Consolidated Balance Sheets of TCB and Subsidiaries as of December 31, 1994 and 1993.

                 Consolidated Statements of Income of TCB and Subsidiaries for the years ended December 31, 1994, 1993 and 1992.

                 Consolidated Statements of Shareholders' Equity of TCB and Subsidiaries for the years ended December 31, 1994, 1993 and 1992.

                 Consolidated Statements of Cash Flows of TCB and Subsidiaries for the years ended December 31, 1994, 1993 and 1992.

                 Notes to the Consolidated Financial Statements .

      (b)   Pro Forma Financial Information:

            The pro forma financial information consisting of the below-listed documents is included herein at pages F-28 through F-33:


                 Unaudited Pro Forma Combined Consolidated Balance Sheet of the Registrant as of December 31, 1994.

                 Unaudited Pro Forma Combined Consolidated Income Statements of the Registrant for the years ended December 31, 1994, 1993 and 1992.

                 Notes to the Unaudited Pro Forma Combined Consolidated Financial Statements of the Registrant.

      (c)   Exhibits:

            (2) Agreement and Plan of Reorganization between Registrant and TCBankshares, Inc., dated December 2, 1994, included as Exhibit 2.1 to the Registrant's Registration Statement on Form S-4, number 33-57489, is hereby incorporated by reference.

            (23)  Consent of Independent Auditors.

            (27)  Financial Data Schedule.

                           TCBankshares, Inc.

                   Consolidated Financial Statements


             Years ended December 31, 1994, 1993 and 1992




                              CONTENTS
Report of Independent Auditors                                       F-2

Audited Consolidated Financial Statements

Consolidated Balance Sheets                                          F-3
Consolidated Statements of Income                                    F-5
Consolidated Statements of Shareholders' Equity                      F-6
Consolidated Statements of Cash Flows                                F-7
Notes to Consolidated Financial Statements                           F-9


                   Report of Independent Auditors

The Board of Directors and Shareholders
TCBankshares, Inc.

We have audited the accompanying consolidated balance sheets of TCBankshares, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TCBankshares, Inc. and subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 3, the Company changed its accounting for investment securities.


                                        /s/ Ernst & Young LLP

Little Rock, Arkansas
March 10, 1995

                            TCBankshares, Inc.

                       Consolidated Balance Sheets

                                                           DECEMBER 31
                                                        1994        1993
                                                   --------------------------
                                                          (In Thousands)
ASSETS
Cash and due from banks (Note 15)                    $   47,997  $   36,015
Federal funds sold                                          175       9,225
                                                   --------------------------
Total cash and cash equivalents                          48,172      45,240

Interest bearing deposits with other banks                  300       1,293

Investment securities held-to-maturity
  (estimated market value: 1994--$466,323,000;
  1993--$590,577,000) (Notes 3 and 16)                  493,455     576,885

Investment securities available-for-sale
  (cost of $110,251,000) (Note 3)                       106,286           -

Loans (Notes 4, 9, 10, 11, and 16):
  Commercial, financial and agricultural                168,233     152,432
  Real estate--construction                             134,206     101,208
  Real estate--mortgage                                 190,969     178,204
  Installment                                           213,203     131,739
                                                   --------------------------
Total loans                                             706,611     563,583
Less:
  Unearned income                                          (804)     (1,585)
  Allowance for loan losses (Note 4)                     (9,967)     (7,923)
                                                   --------------------------
Net loans                                               695,840     554,075

Premises and equipment, net (Note 5)                     27,742      26,473

Accrued interest receivable                               9,718       9,189

Intangible assets, less accumulated amortization
  (1994--$5,423,000; 1993--$3,373,000)                    2,379       4,428

Deferred income taxes (Note 8)                            7,789       2,412

Other real estate owned                                     301       2,465
Other assets                                              6,050       2,827
                                                   --------------------------
Total assets                                         $1,398,032  $1,225,287
                                                   ==========================


                                                                               DECEMBER 31
                                                                            1994        1993
                                                                       --------------------------
                                                                             (In Thousands)
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits                                             $  142,456  $  118,642
Interest bearing deposits                                                 1,036,263     966,833
                                                                       --------------------------
Total deposits (Notes 6 and 16)                                           1,178,719   1,085,475

Federal funds purchased and securities
 sold under agreements to repurchase                                         92,459      35,346
Short term borrowings (Note 7)                                               22,719           -
Notes payable (Note 7)                                                        6,500       7,494
Accrued interest payable                                                      5,898       4,704
Other liabilities (Notes 14 and 16)                                           6,058       3,871
                                                                       --------------------------
Total liabilities                                                         1,312,353   1,136,890

Commitments (Note 9)


Shareholders' equity (Notes 2, 7 and 12):
  Preferred stock, Series A, non-cumulative,
   non-voting, $10 par value; liquidation value--$500 per share:
     Authorized shares--5,500;
     Issued and outstanding shares--5,306                                        53          53
  Preferred stock, Series B, 8.5%, cumulative,
   non-voting, $10 par value; liquidation value--$1,000 per share:
     Authorized shares--9,500;
     Issued and outstanding shares--9,500                                        95          95
  Common stock, $50 par value:
    Authorized shares--5,500
    Issued and outstanding shares--2,131.737                                    107         107
  Capital surplus:
    Common stock                                                              9,182       9,182
    Preferred stock                                                          12,005      12,005
  Unrealized losses on securities, net of deferred tax benefits             (10,173)          -
  Retained earnings                                                          74,410      66,955
                                                                       --------------------------
Total shareholders' equity                                                   85,679      88,397
                                                                       --------------------------
Total liabilities and shareholders' equity                               $1,398,032  $1,225,287
                                                                       ==========================

See accompanying notes.

                                TCBankshares, Inc.

                        Consolidated Statements of Income
                                                                    YEAR ENDED DECEMBER 31
                                                                 1994        1993        1992
                                                             ------------------------------------
                                                                        (In Thousands)
Interest income:
  Loans, including fees                                        $ 49,919    $ 42,067    $ 40,306
  Investment securities:
    Taxable                                                      31,214      31,074      30,960
    Tax-exempt                                                    6,103       5,741       5,235
  Other                                                             312         384         687
                                                             ------------------------------------
Total interest income                                            87,548      79,266      77,188
Interest expense (Note 13):
  Deposits                                                       37,674      32,354      34,230
  Other                                                           2,162       1,558       1,532
                                                             ------------------------------------
Total interest expense                                           39,836      33,912      35,762
                                                             ------------------------------------
Net interest income                                              47,712      45,354      41,426
Provision for loan losses (Note 4)                                2,899       1,224       2,085
                                                             ------------------------------------
Net interest income after provision for loan losses              44,813      44,130      39,341
Other income:
  Service charges on deposit accounts                             6,110       5,471       4,804
  Investment securities gains, net (Note 3)                       1,350       1,379       2,634
  Trust fees                                                        902         793         686
  Gain on sale of loans                                             351         881         319
  Other                                                           3,668       3,011       1,795
                                                             ------------------------------------
                                                                 12,381      11,535      10,238
Other expenses:
  Salaries and employee benefits (Note 14)                       17,966      15,730      13,596
  Net occupancy and equipment expense (Notes 5 and 9)             5,967       5,075       4,309
  Amortization of intangible assets (Note 1)                      2,099         332         390
  Merchandising expense                                           3,088       2,923       2,472
  Data processing expense                                         2,232       1,995       1,789
  FDIC assessment                                                 2,444       2,216       1,943
  Merger costs                                                    2,900           -           -
  Other                                                           7,179       6,767       6,741
                                                             ------------------------------------
                                                                 43,875      35,038      31,240
                                                             ------------------------------------
Income before income taxes                                       13,319      20,627      18,339
Income taxes (Note 8)                                             4,589       5,438       4,941
                                                             ------------------------------------
Net income                                                     $  8,730    $ 15,189    $ 13,398
                                                             ====================================

See accompanying notes.

                                                    TCBankshares, Inc.

                                     Consolidated Statements of Shareholders- Equity

                                                                     CAPITAL SURPLUS        NET
                                                                  --------------------- UNREALIZED
                                          PREFERRED     COMMON     COMMON    PREFERRED   LOSSES ON    RETAINED
                                            STOCK       STOCK      STOCK       STOCK    SECURITIES    EARNINGS     TOTAL
                                         ---------------------------------------------------------------------------------
                                                                          (In Thousands)
Balance at January 1, 1992                   $148        $107      $9,182     $12,005    $      -     $40,918    $ 62,360
  Net income                                    -           -           -           -           -      13,398      13,398
  Cash dividends:
    Preferred stock, Series A                   -           -           -           -           -        (212)       (212)
    Preferred stock, Series B                   -           -           -           -           -        (808)       (808)
    Common stock                                -           -           -           -           -        (255)       (255)
                                         ---------------------------------------------------------------------------------
Balance at December 31, 1992                  148         107       9,182      12,005           -      53,041      74,483
  Net income                                    -           -           -           -           -      15,189      15,189
  Cash dividends:
    Preferred stock, Series A                   -           -           -           -           -        (212)       (212)
    Preferred stock, Series B                   -           -           -           -           -        (808)       (808)
    Common stock                                -           -           -           -           -        (255)       (255)
                                         ---------------------------------------------------------------------------------
Balance at December 31, 1993                  148         107       9,182      12,005           -      66,955      88,397
  Net income                                    -           -           -           -           -       8,730       8,730
  Adjustment to January 1, 1994 balance
   for change in accounting method, net
   of deferred taxes of $(2,918,000)
   (Note 1)                                     -           -           -           -       5,666           -       5,666
  Amortization of unrealized loss on
   investments transferred from
   available-for-sale to held-to-maturity,
   net of deferred taxes of $(266,000)          -           -           -           -         516           -         516
  Change in unrealized loss on
   available-for-sale securities, net of
   deferred tax benefits of $8,424,000          -           -           -           -     (16,355)          -     (16,355)
  Cash dividends:
    Preferred stock, Series A                   -           -           -           -           -        (212)       (212)
    Preferred stock, Series B                   -           -           -           -           -        (808)       (808)
    Common stock                                -           -           -           -           -        (255)       (255)
                                         ---------------------------------------------------------------------------------
Balance at December 31, 1994                 $148        $107      $9,182     $12,005    $(10,173)    $74,410    $ 85,679
                                         =================================================================================

See accompanying notes

                                                    TCBankshares, Inc.

                                          Consolidated Statements of Cash Flows

                                                                                          YEAR ENDED DECEMBER 31
                                                                                        1994        1993        1992
                                                                                     -----------------------------------
                                                                                                (In Thousands)
OPERATING ACTIVITIES
Net income                                                                            $   8,730   $  15,189   $  13,398
Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for loan losses                                                               2,899       1,224       2,085
  Provision for depreciation and losses on other real estate                                123         174         206
  Depreciation and amortization                                                           3,069       2,485       2,273
  Amortization of intangible assets                                                       2,049         332         390
  Amortization of investment security premiums, net of accretion of discounts              (995)      1,331         945
  Deferred income tax benefit                                                                 -        (365)       (388)
  Gain on sale of loans                                                                    (351)       (880)       (319)
  (Gain) loss on sales of other real estate                                                 (43)          8        (129)
  (Gain) loss on disposal of premises and equipment                                        (470)        (28)        326
  First mortgage loans held for resale:
    Proceeds collected on loans sold                                                     58,690      87,684      41,754
    Loans made to customers                                                             (48,112)    (92,034)    (45,039)
  Realized investment security gains                                                     (1,350)     (1,379)     (2,634)
  (Increase) decrease in deferred taxes                                                    (138)        314        (388)
  (Increase) decrease in accrued interest receivable and other assets                    (3,899)      1,372      (1,782)
  Increase (decrease) in accrued interest payable and other liabilities                   3,539          55      (4,811)
                                                                                     -----------------------------------
Net cash provided by operating activities                                                23,741      15,482       5,887

INVESTING ACTIVITIES
Net increase in loans                                                                  (155,355)    (93,832)    (51,745)
Purchases of premises and equipment                                                      (4,602)     (8,243)     (4,349)
Proceeds from sales of premises and equipment                                               881         227         901
Purchase of available-for-sale securities                                              (176,665)          -           -
Purchase of held-to-maturity securities                                                (169,073)   (240,032)   (402,172)
Proceeds from sales and maturities of held-to-maturity securities and
 principal payments on mortgage-backed held-to-maturity securities                       20,851     207,357     251,334
Proceeds from sales maturities of available-for-sale securities and
 principal payments on mortgage-backed available-for-sale securities                    288,964           -           -
Net decrease in interest bearing deposits with other banks                                  993       3,466      17,217
Proceeds from sales of other real estate                                                  2,548         611       2,282
                                                                                     -----------------------------------
Net cash used in investing activities                                                  (191,458)   (130,446)   (186,532)

                                                         TCBankshares, Inc.

                                         Consolidated Statements of Cash Flows (continued)

                                                                                            YEAR ENDED DECEMBER 31
                                                                                         1994        1993        1992
                                                                                      ----------------------------------
                                                                                               (In Thousands)
FINANCING ACTIVITIES
Net increase in deposits                                                               $ 93,244    $104,798    $201,563
Net increase (decrease) in federal funds purchased and
 securities sold under agreements to repurchase                                          57,113      11,216      (1,639)
Net increase in short-term borrowings                                                    22,719           -           -
Cash dividends paid                                                                      (1,275)     (1,275)     (1,073)
Principal payments on notes payable                                                        (994)       (745)     (2,980)
Proceeds from notes payable                                                                   -           -       2,545
Principal payment on capital note                                                          (158)        (17)        (18)
                                                                                      ----------------------------------
Net cash provided by financing activities                                               170,649     113,977     198,398
                                                                                      ----------------------------------
Increase (decrease) in cash and cash equivalents                                          2,932        (987)     17,753
Cash and cash equivalents at beginning of year                                           45,240      46,227      28,474
                                                                                      ----------------------------------
Cash and cash equivalents at end of year                                               $ 48,172    $ 45,240    $ 46,227
                                                                                      ==================================

See accompanying notes.

                        TCBankshares, Inc.

            Notes to Consolidated Financial Statements

                        December 31, 1994

1. ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include the accounts of TCBankshares, Inc. and its six majority-owned banking subsidiaries (the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT SECURITIES

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As permitted under the Statement, the Company elected to adopt the provisions of the Statement as of January 1, 1994. In accordance with the Statement, prior period financial statements were not restated to reflect this change in accounting principle. The cumulative effect as of January 1, 1994 of adopting Statement 115 increased stockholders' equity by $5,666,000 (net of $2,918,000 in deferred income taxes). Shareholders' equity was decreased by $10,173,000 as of December 31, 1994, to reflect unrealized losses on securities classified as available-for-sale or transferred from available-for-sale to held-to-maturity. These amounts are net of a deferred tax benefit of $5,240,000 at December 31, 1994.

Trading Portfolio - Trading portfolio assets are held for resale in anticipation of short-term market movements. Trading portfolio assets, consisting of debt securities, are stated at fair value. Gains and losses, both realized and unrealized, are included in net investment securities gains (losses) in the accompanying statement of income. The Company did not hold any trading securities at December 31, 1994 and 1993.

Securities Held-to-Maturity and Available-for-Sale - Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Securities are classified as held-to-maturity when the Bank has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, less the valuation allowance on securities transferred from available-for-sale.

Investment securities not classified as held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in shareholders' equity.

                       TCBankshares, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage backed securities, over the estimated life of the security. Such amortization is included in investment income. Realized gains and losses and declines in value judged to be other-than-temporary are included in net investment securities gains (losses).

REVENUE RECOGNITION

Interest on loans is accrued and credited to operations generally based upon the principal amount outstanding. Interest on loans is not accrued when amounts are considered doubtful of collection. If the ultimate collectibility of principal is in doubt, any payment received on a loan, on which the accrual of interest has been suspended, is applied to reduce principal to the extent necessary to eliminate such doubt. When interest accruals are discontinued, interest credited to income on the loan in the current year is reversed, and interest accrued in the prior year is charged to the allowance for loan losses.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level management believes is adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of potential losses in the loan portfolio considering current economic conditions, past loan loss experience, volume, growth and composition of the loan portfolio, nonperforming loans, and other relevant factors. The allowance is increased by provisions for loan losses charged against income and reduced by charge-offs, net of recoveries.

PREMISES AND EQUIPMENT

The Company's premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed generally by the straight-line method based upon the estimated useful lives of the assets. The carrying amount of assets sold, retired or disposed of and the related accumulated depreciation and amortization are eliminated from the accounts and the resulting gain or loss is recorded in operating results.

                       TCBankshares, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

Effective January 1, 1994, the Company made a prospective change in the estimated useful lives of certain property and equipment. Estimated useful lives for certain buildings which were 25 to 30 years were reduced to 20 years. These changes were made to reflect the estimated periods during which such assets will remain in service. For 1994, these changes increased depreciation expense by approximately $97,000 and reduced net income by approximately $60,000.

FIRST MORTGAGE REAL ESTATE LOANS HELD FOR RESALE

First mortgage real estate loans held for resale ($983,000 at December 31, 1994 and $10,742,000 at December 31, 1993) are classified with real estate mortgage loans in the accompanying consolidated balance sheet and are carried at the lower of cost or fair market value on a net aggregate basis. These loans are generally pre-sold or subject to firm purchase commitments.

OTHER REAL ESTATE

Other real estate consists of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. These properties are initially recorded at the lower of cost or estimated fair market value based on appraised value at the date acquired or transferred from loans less estimated selling expenses. Losses arising from the acquisition of such property are charged against the allowance for loan losses. Subsequent valuation adjustments, if any, and gains or losses resulting from sales are recorded in operating results.

The Company's state banking subsidiary is required to amortize other real estate over sixty months, in accordance with state banking regulations. The regulators may grant deferrals of this required amortization, if requested by the Company. Net expenses relating to other real estate (included in other expenses) were $45,000, $101,000, and $211,000 during the years ended December 31, 1994, 1993, and 1992, respectively. These amounts include the state regulators mandated amortization expense. Loans aggregating approximately $464,000, $(184,000), and $643,000 were transferred to (from) other real estate during 1994, 1993, and 1992, respectively.

INTANGIBLE ASSETS

Intangible assets consist of the unamortized excess cost of purchased banking subsidiaries and premiums paid for the acquisition of deposits from failed financial institutions. Unamortized costs of purchased subsidiaries in excess of the fair value of underlying net tangible assets acquired are being amortized over 15 years using the straight-line method.

                       TCBankshares, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

Premiums associated with the future earnings potential of acquired deposits are being amortized, using the straight-line method, over the estimated five to ten year life of the deposits. The net costs associated with acquired deposits were $671,000 at December 31, 1994, $763,000 at December 31, 1993 and $856,000 at December 31, 1992.

Effective January 1, 1994, the Company made a prospective change in the estimated useful life of goodwill related to certain subsidiary bank acquisitions. The estimated useful lives related to the goodwill amounts which were 25 years were reduced to 15 years. These changes were made to more accurately reflect the estimated periods during which such assets provide a future economic benefit. For 1994, these changes increased amortization expense and reduced net income by approximately $1,708,000.

INCOME TAXES

The Company and its subsidiaries file consolidated income tax returns. It is the Company's practice to have its subsidiaries pay to or receive from the Company and other affiliates amounts based on the taxable income (or loss) of the subsidiary. Certain items, primarily additions to the allowance for loan losses, are recognized as income or expense in different periods for financial and for income tax reporting purposes. Deferred taxes are provided for such timing differences.

In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes." The Company adopted the provisions of the new standard in its consolidated financial statements as of January 1, 1993. As permitted by the Statement, prior year financial statements have not been restated to reflect the change in accounting method. The effect as of January 1, 1993 of adopting Statement 109 increased consolidated net income by approximately $126,000. This amount is included as a reduction of the provision for income taxes in the 1993 consolidated statement of income.

Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of Statement 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

                       TCBankshares, Inc.

1. ACCOUNTING POLICIES (CONTINUED)

STATEMENT OF CASH FLOWS

Cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one day periods.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" require that impaired loans that are within the scope of the Statements be measured based on the present value of expected future cash flows discounted at the loan's effective rate, or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The Company will be required to adopt Statements 114 and 118 in 1995. Management does not believe the adoption of these new standards will have a material impact on the Company's financial position or results of operations.

RECLASSIFICATIONS

Certain amounts in the 1992 and 1993 consolidated financial statements have been reclassified to conform to the reporting format used for the 1994 consolidated financial statements.

2. MERGERS AND ACQUISITIONS

On December 2, 1994, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with Mercantile Bancorporation, Inc., ("MBI") whereby (1) each share of the Company's common stock will be converted into the right to receive 2,228.2299 shares of MBI common stock, (2) each share of the Company's Series A preferred stock will be converted into the right to receive one share of MBI Series B-1 preferred stock, and (3) each share of the Company's Series B preferred stock will be converted into the right to receive one share of MBI Series B-2 preferred stock. Consummation of the Agreement is subject to certain terms and conditions, including the approval of the Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Company's common and preferred stock and receipt of all requisite regulatory approvals.

In connection with this transaction, the Company had accrued estimated costs associated with the merger of $2,900,000 at December 31, 1994.

                       TCBankshares, Inc.

3. INVESTMENT SECURITIES

The amortized cost and estimated market value of investment securities at December 31, 1994 are as follows (in thousands):
                                                                                                1994
                                                                         ---------------------------------------------------
                                                                                         GROSS        GROSS      ESTIMATED
                                                                           AMORTIZED   UNREALIZED   UNREALIZED     MARKET
                                                                             COST        GAINS        LOSSES       VALUE
                                                                         ---------------------------------------------------
HELD-TO-MATURITY SECURITIES
United States Treasury securities and obligations of
  United States Government agencies and corporations                       $ 57,807      $    6      $ (4,559)   $ 53,254
Obligations of states and political subdivisions                            102,295       1,315        (4,338)     99,272
Mortgage-backed securities                                                  333,353           -       (19,556)    313,797
                                                                         ---------------------------------------------------
Total                                                                      $493,455      $1,321      $(28,453)   $466,323
                                                                         ===================================================

AVAILABLE-FOR-SALE SECURITIES
United States Treasury securities and obligations of
  United States Government agencies and corporations                       $ 63,070      $   65      $ (2,461)   $ 60,674
Mortgage-backed securities                                                   43,054          79        (1,648)     41,485
                                                                         ---------------------------------------------------
Total debt securities                                                       106,124         144        (4,109)    102,159
Federal Home Loan Bank stock                                                  3,823           -             -       3,823
Federal Reserve Bank stock                                                      304           -             -         304
                                                                         ---------------------------------------------------
Total                                                                      $110,251      $  144      $ (4,109)   $106,286
                                                                         ===================================================

The amortized cost and estimated market value of
investment securities at December 31, 1993 are as follows (in thousands):
                                                                                                1993
                                                                         ---------------------------------------------------
                                                                                         GROSS        GROSS      ESTIMATED
                                                                           AMORTIZED   UNREALIZED   UNREALIZED     MARKET
                                                                             COST        GAINS        LOSSES       VALUES
                                                                         ---------------------------------------------------
United States Treasury securities and obligations of
  United States Government agencies and corporations                       $153,713     $ 6,707       $   (73)   $160,347
Obligations of states and political subdivisions                             99,496       5,367          (260)    104,603
Mortgage-backed securities                                                  323,007       4,209        (2,258)    324,958
                                                                         ---------------------------------------------------
Total debt securities                                                       576,216      16,283        (2,591)    589,908
SLMA stock                                                                      365           -             -         365
Federal Reserve Bank stock                                                      304           -             -         304
                                                                         ---------------------------------------------------
Total investment securities                                                $576,885     $16,283       $(2,591)   $590,577
                                                                         ===================================================

                       TCBankshares, Inc.

3. INVESTMENT SECURITIES (CONTINUED)

The amortized cost and estimated market value of investment securities at December 31, 1994, by contractual maturity, are shown below (in thousands). Expected maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                           ESTIMATED
                                                   AMORTIZED                MARKET
                                                     COST                   VALUE
                                                  ----------------------------------
HELD-TO-MATURITY
Due in one year or less                            $ 14,150                $ 14,262
Due in one year through five years                   61,190                  57,412
Due after five years through ten years               26,632                  25,692
Due after ten years                                  58,130                  55,160
                                                  ----------------------------------
                                                    160,102                 152,526
Mortgage-backed securities                          333,353                 313,797
                                                  ----------------------------------
                                                   $493,455                $466,323
                                                  ==================================
                                                                           ESTIMATED
                                                   AMORTIZED                MARKET
                                                     COST                   VALUE
                                                  ----------------------------------
AVAILABLE-FOR-SALE
Due in one year or less                            $  1,001                $    986
Due in one year through five years                   55,906                  53,995
Due after five years through ten years                6,163                   5,693
Due after ten years                                       -                       -
                                                  ----------------------------------
                                                     63,070                  60,674
Mortgage-backed securities                           43,054                  41,485
                                                  ----------------------------------
                                                    106,124                 102,159
Federal Home Loan Bank stock                          3,823                   3,823
Federal Reserve Bank stock                              304                     304
                                                  ----------------------------------
                                                   $110,251                $106,286
                                                  ==================================

The Company maintains an allowance for permanent declines in value on obligations of state and political subdivisions and other securities. The allowance was $180,000 and $90,000 at December 31, 1994 and 1993, respectively. During 1994 and 1992, provisions for permanent declines in value of $180,000 and $568,000, respectively, were recorded and are included in net securities gains and losses. No such provisions were made in 1993.

                       TCBankshares, Inc.

3. INVESTMENT SECURITIES (CONTINUED)

Proceeds from sales of available-for-sale securities during 1994 were $20,851,000. Gross gains of $2,391,000 and gross losses of $861,000 were realized on those sales.

Proceeds from sales of investments in debt securities during 1993 and 1992 were $4,779,000 and $105,530,000, respectively. Gross gains of $1,383,000 and $3,179,000 and gross losses of $4,000 and $545,000 in
1993 and 1992, respectively, were realized on those sales.

There were no sales of held-to-maturity securities during 1994. On October 1, 1994, the Company transferred securities from the available-for-sale classification to the held-to-maturity classification. The securities transferred had an amortized cost basis of $238,018,000 and an estimated market value of $225,792,000 on the transfer date. The unrealized loss on the date of the transfer remained in shareholders' equity and is accreted over the remaining life of the transferred securities. The amortized cost basis of the Company's held-to-maturity securities is reduced by a valuation allowance of $11,444,000 relating to the unaccreted holding losses as of December 31, 1994.

Investment securities with a book value of $385,741,000 and $240,235,000 were pledged to secure public deposits and for other purposes as required by law, at December 31, 1994 and 1993, respectively.

4. ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING LOANS

Summarized below are the transactions in the allowance for loan losses
(in thousands):

                                                      1994        1993        1992
                                                   ---------------------------------
    Balance at January 1                            $ 7,923     $ 7,135     $ 6,236
    Provision for loan losses                         2,899       1,224       2,085
    Charge-offs (deduction)                          (1,186)       (812)     (1,763)
    Recoveries                                          331         376         577
                                                   ---------------------------------
    Net charge-offs                                    (855)       (436)     (1,186)
                                                   ---------------------------------
    Balance at December 31                          $ 9,967     $ 7,923     $ 7,135
                                                   =================================

                       TCBankshares, Inc.

4. ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING LOANS (CONTINUED)

The following table presents information concerning the aggregate amount of nonperforming loans (in thousands):

                                                                                            1994        1993        1992
                                                                                         ---------------------------------
Nonaccrual loans                                                                          $ 1,673     $ 2,210     $ 4,810

Accruing loans past due ninety days or more as to interest or principal payments            2,737       2,445         627

Interest income that would have been recorded under original terms for nonaccrual loans       142         180         445

Interest income recorded during the period for nonaccrual loans                                43          62          79

Interest is not accrued on loans when principal or interest is in default for 90 days or more unless the loans are well secured and in the process of collection. The Company's state banking subsidiary is required by state bank regulations to place on nonaccrual status loans 105 days or more past due. There were no significant commitments to lend additional funds to borrowers included in the nonperforming loan categories.

In 1993, the Company moved a nonaccrual loan back to accrual status due to sustained performance by the borrower for an extended period, which allowed the loan to meet regulatory guidelines for accrual of interest. However, until the customer has paid all delinquent interest earned by the Company during the nonaccrual period, the loan is required to be reported as past due. As such, accruing loans past due ninety days or more include this loan, which had a principal balance of $2,317,000 at December 31, 1994 and $2,379,000 at December 31,
1993.

                       TCBankshares, Inc.

5. PREMISES AND EQUIPMENT

A summary of premises and equipment is as follows (in thousands):

                                                     1994        1993
                                                  ----------------------
Land and land improvements                         $  3,032    $  2,867
Buildings and building improvements                  19,506      18,172
Leasehold improvements                                5,229       4,831
Furniture, fixtures and equipment                    12,762      11,844
Construction in progress                              1,829       1,353
Less accumulated depreciation and amortization      (14,616)    (12,594)
                                                  ----------------------
                                                   $ 27,742    $ 26,473
                                                  ======================

Depreciation and amortization of bank premises and equipment was $2,922,000, $2,159,000, and $1,833,000 in 1994, 1993, and 1992,
respectively.

6. DEPOSITS

The following summarizes information on deposits as of December 31 (in thousands):

                                                    1994        1993
                                               ---------------------------
Demand, noninterest bearing                     $   146,675   $   118,641
Demand, interest bearing:
  NOW accounts                                      179,890       171,887
  Money market accounts                              97,811        99,804
Savings                                              71,682        65,921
Certificates of deposit                             682,661       629,222
                                               ---------------------------
                                                $ 1,178,719   $ 1,085,475
                                               ===========================
Certificates of deposit of $100,000 or more     $   180,825   $   179,646
                                               ===========================

7. SHORT-TERM BORROWINGS AND NOTES PAYABLE

Short-term borrowings include $5,144,000 due on demand under the Federal Reserve Bank's treasury, tax, and loan note option. Interest on this unsecured obligation accrues at the weekly average federal funds rate less .25% (5.2% at December 31, 1994).

                       TCBankshares, Inc.

7. SHORT-TERM BORROWINGS AND NOTES PAYABLE (CONTINUED)

Also included in short-term borrowings is $17,575,000 due to the Federal Home Loan Bank ("FHLB"). Monthly payments are approximately $1,800,000 including interest through October 1995. The borrowing accrues interest at 5.15% and is secured by investments with a book value of $15,617,000 and first mortgage loans with a book value of $14,681,000 at December 31, 1994 .

Notes payable consists of the following:

                                                                                         1994        1993
                                                                                       ---------------------
                                                                                           (In thousands)
Note payable at prime (8.5% at December 31, 1994), payable $185,000 plus interest quarterly through November 1, 1997; collateralized by the common
  stock of subsidiary banks owned by the Company                                        $ 4,465     $ 5,205
Amortizing revolving line of credit at LIBOR plus 2.25%
  (8.37% at December 31, 1994), payable $64,000 plus interest quarterly through November 1, 1995; collateralized by the common stock of subsidiary
  banks owned by the Company                                                              2,035       2,289
                                                                                       ---------------------
                                                                                        $ 6,500     $ 7,494
                                                                                       =====================

Maturities of long-term debt are $2,775,000 in 1995, $740,000 in 1996, and $2,985,000 in 1997.

The loan agreements for both notes include, among other things, provisions relative to additional borrowings, maintenance of capital, and restrictions on the payment of cash dividends, which are no more restrictive than those required by the bank regulators (see Note 12). The Company has $5,965,000 available under the amortizing revolving line at December 31, 1994. In January 1995, the Company borrowed $1,330,000 on the revolving line to pay dividends.

8. INCOME TAXES

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method as required by FASB Statement No. 109 (see Note 1). Deferred income taxes reflect the net tax effects of temporary

                       TCBankshares, Inc.

8. INCOME TAXES (CONTINUED)

differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax liabilities and assets as of December 31 are as follows (in thousands):

                                                                                 1994        1993
                                                                             ---------------------
     Deferred tax liabilities:
       Purchase accounting-basis differences                                  $   486     $   596
       Investment in securities                                                   338           -
       Prepaid assets                                                              82         279
       Prepaid pension                                                            208         279
       Other                                                                       65          11
                                                                             ---------------------
     Total deferred tax liabilities                                             1,179       1,165

     Deferred tax assets:
       Unrealized security losses                                               5,240           -
       Loan loss reserve                                                        3,480       2,574
       Other real estate owned                                                     82         480
       Other                                                                      166         523
                                                                             ---------------------
     Total deferred tax assets                                                  8,968       3,577
                                                                             ---------------------
     Net deferred tax assets                                                  $ 7,789     $ 2,412
                                                                             =====================

The income tax provision (benefit) consists of the following (in thousands):

                                                                             LIABILITY METHOD      DEFERRED
                                                                           --------------------     METHOD
                                                                             1994        1993        1992
                                                                           ---------------------------------
     Current:
       Federal                                                              $ 4,289     $ 5,330     $ 4,854
       State                                                                    438         473         475
                                                                           ---------------------------------
     Total current provision                                                  4,727       5,803       5,329

     Deferred:
       Federal                                                                  (93)       (329)       (315)
       State                                                                    (45)        (36)        (73)
                                                                           ---------------------------------
     Total deferred benefit                                                    (138)       (365)       (388)
                                                                           ---------------------------------
     Provision for income taxes                                             $ 4,589     $ 5,438     $ 4,941
                                                                           =================================

                       TCBankshares, Inc.

8. INCOME TAXES (CONTINUED)

The sources of timing differences resulting in deferred income taxes
(benefits) and the approximate income tax effect of each under the deferred method of accounting for income taxes for the year ended
December 31, 1992 are as follows (in thousands):

             Deferred compensation                                $  425
             Depreciation                                           (253)
             Provision for possible loan losses                     (325)
             Net employee benefit accruals                            17
             Discounts on investment securities                     (144)
             Other                                                  (108)
                                                                 --------
                                                                  $ (388)
                                                                 ========

The reasons for the difference between the effective income tax rates and the statutory Federal income tax rate are as follows:

                                                       1994        1993        1992
                                                     --------------------------------
Federal income tax rate                                35.0%       35.0%       34.0%
Nontaxable interest income                            (16.0)       (9.5)       (9.1)
Nondeductible expenses                                  7.7           -           -
Other, net                                              7.8         0.9         2.0
                                                     --------------------------------
Effective income tax rate                              34.5%       26.4%       26.9%
                                                     ================================

The provision for income taxes includes income taxes applicable to investment securities gains of $459,000 in 1994, $469,000 in 1993, and $896,000 in 1992.

The Company made income tax payments of approximately $6,415,000, $5,208,000, and $4,474,000 during 1994, 1993, and 1992, respectively.

9. COMMITMENTS

At December 31, 1994 future minimum payments under noncancelable operating leases for branch or office locations with initial or remaining terms of one year or more are $972,000, $953,000, $849,000, $539,000, and $424,000 for l995 through 1999, respectively, and $2,291,000 thereafter. Net rental expense for all operating leases amounted to $1,166,000 in 1994, $1,032,000 in 1993 and $736,000 in
1992. The lease agreements contain options to renew at various dates for periods ranging from five to twenty-one years. Eight of the locations, with future minimum lease payments totaling approximately $3,585,000, are leased from officers and/or directors of the Company.

                       TCBankshares, Inc.

9. COMMITMENTS (CONTINUED)

At December 31, 1994, future minimum payments due under noncancelable data processing agreements are approximately $1,479,000, $1,553,000, $1,630,000, $1,712,000, and $1,798,000 for 1995 through 1999, respectively. Additional amounts may be due based on the number of transactions processed by the servicer and annual payments may increase by up to 5% based on the Consumer Price Index.

In the normal course of business there are various commitments outstanding, such as guarantees and commitments to extend credit, including standby letters of credit to assure performance or to support debt obligations, and loans sold subject to repurchase agreements, which are not reflected in the accompanying consolidated financial statements. These arrangements have credit risk essentially the same as that involved in extending loans to customers.

The Company's exposure to credit loss in the event of nonperformance by the other party to financial instruments for commitments to extend credit, standby letters of credit, and loans sold subject to repurchase agreements is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Financial instruments whose contract amounts represent credit risk were as follows (in thousands):

                                                        DECEMBER 31
                                                     1994        1993
                                                 -----------------------
Commitments to extend credit                      $ 128,561    $ 89,714
Standby letters of credit                             3,986       5,064
Loans sold subject to repurchase agreement            5,620      21,721

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held varies but may include real estate, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

                       TCBankshares, Inc.

9. COMMITMENTS (CONTINUED)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and similar transactions.

In 1994, the Company sold approximately $16,622,000 of loans to third parties subject to repurchase agreements. These agreements generally require the Company to repurchase loans that do not meet the standards of the related sale agreements or that become 90 days delinquent within a stated period of time (4 to 12 months) after being sold to the permanent investor. At December 31, 1994, the Company held no loans which it had been required to repurchase.

10. CONCENTRATION OF CREDIT RISK

Most of the Company's lending activity is with customers located within the state of Arkansas. The loan portfolio is diversified with no industry comprising greater than 10% of total loans. The Company's subsidiary banks require collateral on most loans and generally maintains loan to value ratios of no greater than 90%.

11. TRANSACTIONS WITH RELATED PARTIES

The Company's bank subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and its subsidiaries. Such transactions have been on similar terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others, and have involved no more than normal risk or other potential unfavorable aspects. Loans made to such borrowers (including companies in which they are principal owners) amounted to approximately $14,610,000 at December 31, 1994 and $15,171,000 at
December 31, 1993.

12. DIVIDEND RESTRICTIONS

The Company has five national bank subsidiaries and one state bank subsidiary. National and state banking regulations place certain restrictions on the ability of banks to pay dividends without regulatory approvals. The approval of the Comptroller of the Currency is required for national banks to pay dividends in excess of earnings retained in the current year plus retained net profits for the preceding two years. State-chartered banks may pay dividends up to 50% of current year net income without obtaining regulatory approval.

                       TCBankshares, Inc.

13. SUPPLEMENTAL CASH FLOW INFORMATION

The Company paid approximately $38,642,000, $33,459,000, and
$36,825,000 in interest on deposits and other borrowings during 1994, 1993, and 1992, respectively.

14. BENEFIT PLANS

The Company provides a defined benefit pension plan which covers substantially all employees of the Company meeting certain age and length of service requirements. The benefits are based on years of service and the employee's average compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

The following table sets forth the plan's funded status:

                                                                                                DECEMBER 31
                                                                                        1994        1993        1992
                                                                                     ----------------------------------
                                                                                               (In thousands)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits of
   $3,835,000 in 1994, $3,913,000 in 1993, and $3,715,000 in 1992                     $ (4,128)   $ (4,336)   $ (4,448)
                                                                                     ==================================
Projected benefit obligation for service rendered to date                             $ (5,583)   $ (5,974)   $ (5,728)
Plan assets at fair value, primarily listed stocks and U.S. bonds                        5,303       5,140       4,522
                                                                                     ----------------------------------
Projected benefit obligation in excess of plan assets                                     (280)       (834)     (1,206)
Unrecognized net loss                                                                    1,068       1,542         380
Unrecognized net asset at January 1                                                        (46)        (52)        (58)
Unrecognized prior service cost                                                            (11)       (364)        897
                                                                                     ----------------------------------
Prepaid pension cost                                                                  $    731    $    292    $     13
                                                                                     ==================================

                       TCBankshares, Inc.

14. BENEFIT PLANS (CONTINUED)

Net pension cost included the following components:

                                                                                             YEAR ENDED DECEMBER 31
                                                                                          1994        1993        1992
                                                                                         -------------------------------
                                                                                                (In thousands)
Service cost--benefits earned during the year                                             $ 437       $ 326       $ 309
Interest cost on projected benefit obligations                                              456         451         426
Actual return on plan assets                                                                150        (278)       (165)
Net amortization and deferral                                                              (712)       (173)       (174)
                                                                                         -------------------------------
Net periodic pension cost                                                                 $ 331       $ 326       $ 396
                                                                                         ===============================

Assumptions used in determining net periodic pension cost for the defined benefit plan were:

                                                                                             YEAR ENDED DECEMBER 31
                                                                                          1994        1993        1992
                                                                                         -------------------------------
Weighted-average discount rate                                                             7.50%       7.50%       8.25%
Annual compensation increases                                                              5.00        5.00        5.00
Expected long-term rate of return on plan assets                                          10.00       10.00       10.00

In 1993, the Company approved a defined contribution 401(k) plan which covers all eligible employees who attain the age of eighteen and are employed by the Company. The Company's policy is to match employee contributions up to 3% of each participant's annual compensation. Plan contribution expense was approximately $306,000 and $138,000 for the years ended December 31, 1994 and 1993, respectively.

15. RESTRICTIONS ON CASH AND DUE FROM BANKS

The Company is required to maintain reserve balances with the Federal Reserve Bank. The average amount of those reserve balances was approximately $17,899,000 in 1994 and $10,764,000 in 1993.

16. FAIR VALUES OF FINANCIAL INSTRUMENTS

FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using

                       TCBankshares, Inc.

16. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

present value, discounted cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value to the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate the fair values of these assets.

    Investment securities (including mortgage-backed securities): Fair values of investment securities are primarily based on quoted market prices (see Note 3).

    Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values approximate carrying amounts. The fair values for construction and mortgage real estate, installment and commercial, financial and agricultural loans, with fixed rates, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

    The carrying amount and estimated fair value of loans net of the allowance for loan losses consisted of the following (in thousands):

                                               CARRYING               ESTIMATED
                                                AMOUNT                FAIR VALUE
                                             ------------------------------------
        December 31, 1994                     $ 695,840               $ 687,721
        December 31, 1993                       554,075                 553,575

                       TCBankshares, Inc.

16. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

    Deposit liabilities: The fair values for demand deposits (e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts), are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed term money market accounts approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly maturities of certificates of deposit.

    For deposits with no defined maturities, fair value is the amount payable on demand. The carrying amounts reported in the balance sheet for demand deposits, money market and passbook savings accounts approximate their fair values. The carrying amount and estimated fair value of certificates of deposit consisted of the following (in thousands):

                                               CARRYING               ESTIMATED
                                                AMOUNT                FAIR VALUE
                                             ------------------------------------
        December 31, 1994                     $ 682,661               $ 681,622
        December 31, 1993                       629,222                 630,984

    Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

    Off-balance sheet financial instruments: The Company has two types of off-balance sheet financial instruments--commitments to extend credit and standby letters of credit. These types of credit are made at market rates; therefore, there would be no market risk associated with these credits which would create a significant fair value liability for the Company.

Pro Forma Combined Consolidated Financial Statements
(Unaudited)

           The following unaudited pro forma combined consolidated financial statements give effect to the acquisition of TCBankshares, Inc. ("TCB") and the acquisitions of UNSL Financial Corp ("UNSL"), Wedge Bank ("Wedge"), Central Mortgage Bancshares, Inc. ("Central Mortgage") and Ameribanc, Inc. ("ABNK") and the proposed acquisitions of Southwest Bancshares, Inc. ("Southwest"), AmeriFirst Bancorporation, Inc. ("AmeriFirst") and Plains Spirit Financial Corporation ("Plains Spirit") as if each had been consummated at the beginning of the periods presented for income statement information and as of the date presented for balance sheet information.

           MBI acquired ABNK on April 30, 1992, which acquisition was accounted for under the purchase method of accounting. Accordingly, the historical results of operations of MBI include the results of operations of ABNK from May 1, 1992 forward. The following pro forma combined consolidated income statements for the year ended December 31, 1992 include the results of operations of ABNK from January 1, 1992 through the date of acquisition. MBI acquired UNSL and Wedge on January 3, 1995 and Central Mortgage on May 1, 1995, which acquisitions were accounted for as poolings-of-interests. The following data set forth the results of operations of MBI combined with the results of operations of TCB, UNSL, Wedge, Southwest, AmeriFirst, Plains Spirit and Central Mortgage as if such acquisitions and the Merger had occurred as of the first day of the period presented.

           The data presented are based upon, and should be read in conjunction with, the consolidated financial statements and related notes and TCB included in this Form 8-K and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing herein.

           The pro forma combined consolidated financial data is intended for informational purposes and is not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the acquisition of TCB, the acquisitions of UNSL, Wedge and Central Mortgage or the proposed acquisitions of Southwest, AmeriFirst and Plains Spirit been in effect as of the date or for the periods presented.

           The following information should be read in conjunction with the consolidated financial statements of MBI and TCB and the related notes thereto.

                                                   MERCANTILE BANCORPORATION INC.
                                           PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                                         DECEMBER 31, 1994
                                                            (THOUSANDS)
                                                            (UNAUDITED)

                                                                                                                    MBI, UNSL,
                                                                                                                      Wedge
                                                                   MBI                                                 TCB
                                                               UNSL, Wedge                                           Pro Forma
                                                                Pro Forma                            TCB              Combined
                                                   MBI          Combined<F1><F2>       TCB       Adjustments<F1>    Consolidated
                                               -----------     ---------            ----------   -----------        ------------
ASSETS
  Cash and due from banks                         $683,259        $693,731             $47,691     $                    $741,422
  Due from banks - interest bearing                    234          28,433                 300                            28,733
  Federal funds sold and repurchase
    agreements                                     112,514         112,514                 175                           112,689
  Investments in debt and equity securities
    Trading                                         14,299          14,299                   0                            14,299
    Available-for-sale                             269,232         323,799             115,423                           439,222
    Held-to-maturity                             2,750,244       2,783,927             482,552                         3,266,479
                                               -----------     -----------          ----------     -------           -----------
        Total                                    3,033,775       3,122,025             597,975           0             3,720,000
  Loans and leases                               8,114,845       8,685,101             705,807                         9,390,908
  Reserve for possible loan losses                (170,940)       (178,607)             (9,967)                         (188,574)
                                               -----------     -----------          ----------     -------           -----------
    Net Loans and Leases                         7,943,905       8,506,494             695,840           0             9,202,334
  Other assets                                     468,107         482,647              55,081                           537,728
                                                                                                    84,908 <F8>
                                                                                                   (84,908)<F9>







                                               -----------     -----------          ----------     -------           -----------
Total Assets                                   $12,241,794     $12,945,844          $1,397,062     $     0           $14,342,906
                                               ===========     ===========          ==========     =======           ===========


                                                                                                   Central
                                                                                                  Mortgage,
                                                                                                Plains Spirit,      All Entities
                                                                                                  Southwest          Pro Forma
                                                 Central          Plains         Southwest and  and AmeriFirst        Combined
                                                 Mortgage         Spirit           AmeriFirst   Adjustments<F1><F3> Consolidated
                                                 --------        --------        -------------  -----------         ------------
ASSETS
  Cash and due from banks                         $27,756          $4,906            $13,438      $(19,725) <F4>        $731,538
                                                                                                   (36,259) <F7>
  Due from banks - interest bearing                 1,947               0              3,641                              34,321
  Federal funds sold and repurchase
    agreements                                     15,575             400              8,100                             136,764
  Investments in debt and equity securities
    Trading                                             0               0                  0                              14,299
    Available-for-sale                             33,764          93,893             44,773                             611,652
    Held-to-maturity                              159,564          81,122             19,978                           3,527,143
                                                 --------        --------           --------      --------           -----------
        Total                                     193,328         175,015             64,751             0             4,153,094
  Loans and leases                                390,701         249,396            242,835                          10,273,840
  Reserve for possible loan losses                 (7,989)         (1,956)            (2,124)                           (200,643)
                                                 --------        --------           --------      --------           -----------
    Net Loans and Leases                          382,712         247,440            240,711             0            10,073,197
  Other assets                                     28,718          10,918              9,207                             596,494
                                                                                                    54,077 <F4>
                                                                                                     9,923 <F5>
                                                                                                   (54,077) <F6>
                                                                                                    52,285 <F10>
                                                                                                   (52,285)<F11>
                                                                                                    29,018 <F13>
                                                                                                   (29,018)<F14>


                                                 --------        --------           --------      --------           -----------
Total Assets                                     $650,036        $438,679           $339,848      $(46,061)          $15,725,408
                                                 ========        ========           ========      ========           ===========

                                                   MERCANTILE BANCORPORATION INC.
                                           PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                                         DECEMBER 31, 1994
                                                            (THOUSANDS)
                                                            (UNAUDITED)

                                                                                                                    MBI, UNSL,
                                                                                                                      Wedge
                                                                   MBI                                                 TCB
                                                               UNSL, Wedge                                           Pro Forma
                                                                Pro Forma                            TCB              Combined
                                                   MBI          Combined<F1><F2>       TCB       Adjustments<F1>    Consolidated
                                               -----------     ---------            ----------   -----------        ------------
LIABILITIES
  Deposits
    Non-interest bearing                        $1,529,052      $1,553,193            $142,151     $                  $1,695,344
    Interest bearing                             7,305,672       7,815,112           1,036,263                         8,851,375
    Foreign                                        219,135         219,135                   0                           219,135
                                               -----------     -----------          ----------     --------          -----------
      Total Deposits                             9,053,859       9,587,440           1,178,414            0           10,765,854
  Federal funds purchased and repurchase
    agreements                                   1,382,519       1,396,499              92,459                         1,488,958
    Other borrowings                               587,525         692,097              29,168                           721,265
    Other liabilities                              149,641         156,618              12,113                           168,731
                                               -----------     -----------          ----------     --------          -----------
      Total Liabilities                         11,173,544      11,832,654           1,312,154            0           13,144,808

SHAREHOLDERS' EQUITY
  Preferred stock                                        -               -                 148       12,153 <F8>          12,153
                                                                                                       (148)<F9>
  Common stock                                     216,506         229,246                 107       23,750 <F8>         252,996
                                                                                                       (107)<F9>




  Capital surplus                                  107,083         169,142              21,186      (14,462)<F8>         154,680
                                                                                                    (21,186)<F9>




  Retained earnings                                684,615         717,756              63,467       63,467 <F8>         781,223
                                                                                                    (63,467)<F9>



  Treasury stock                                    (2,964)         (2,954)                                               (2,954)
                                               -----------     -----------          ----------     -------           -----------
      Total Shareholders' Equity                 1,068,250       1,113,190              84,908           0             1,198,098

                                               -----------     -----------          ----------     -------           -----------
      Total Liabilities and Shareholders'
        Equity                                 $12,241,794     $12,945,844          $1,397,062     $     0           $14,342,906
                                               ===========     ===========          ==========     =======           ===========


                                                                                                   Central
                                                                                                  Mortgage,
                                                                                                Plains Spirit,      All Entities
                                                                                                  Southwest          Pro Forma
                                                 Central          Plains         Southwest and  and AmeriFirst        Combined
                                                 Mortgage         Spirit           AmeriFirst   Adjustments<F1><F3> Consolidated
                                                 --------        --------        -------------  -----------         ------------
LIABILITIES
  Deposits
    Non-interest bearing                          $78,664          $5,762            $94,716      $                   $1,874,486
    Interest bearing                              487,322         260,060            193,860                           9,792,617
    Foreign                                             0               0                  0                             219,135
                                                 --------        --------           --------      --------           -----------
      Total Deposits                              565,986         265,822            288,576             0            11,886,238
  Federal funds purchased and repurchase
    agreements                                     20,446               0             12,793                           1,522,197
    Other borrowings                                4,022         110,900              5,536                             841,723
    Other liabilities                               7,297           7,880              3,925                             187,833
                                                 --------        --------           --------      --------           -----------
      Total Liabilities                           597,751         384,602            310,830             0            14,437,991

SHAREHOLDERS' EQUITY
  Preferred stock                                                                                                         12,153

  Common stock                                      4,284              20              1,882         7,000  <F4>         279,368
                                                                                                       (20) <F6>
                                                                                                    12,690 <F10>
                                                                                                    (4,284)<F11>
                                                                                                     6,682 <F14>
                                                                                                    (1,882)<F15>
  Capital surplus                                  24,252          23,092             10,769        37,275  <F4>         213,598
                                                                                                   (23,092) <F6>
                                                                                                    15,674 <F10>
                                                                                                   (24,252)<F11>
                                                                                                     5,969 <F13>
                                                                                                   (10,769)<F14>
  Retained earnings                                23,921          30,965             16,367       (30,965) <F6>         821,511
                                                                                                    23,921 <F10>
                                                                                                   (23,921)<F11>
                                                                                                    16,367 <F13>
                                                                                                   (16,367)<F14>
  Treasury stock                                     (172)                                         (36,259) <F7>         (39,213)
                                                                                                       172 <F11>
                                                 --------        --------           --------      --------           -----------
      Total Shareholders' Equity                   52,285          54,077             29,018       (46,061)            1,287,417

                                                 --------        --------           --------      --------           -----------
      Total Liabilities and Shareholders'
        Equity                                   $650,036        $438,679           $339,848      $(46,061)          $15,725,408
                                                 ========        ========           ========      ========           ===========

See notes to pro forma combined consolidated financial statements.

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 1994
(Thousands except per share data)
(Unaudited)


                                                                                        MBI, UNSL,
                                                             MBI                          Wedge,
                                                         UNSL, Wedge                       TCB
                                                          Pro Forma                      Pro Forma
                                                          Combined                       Combined       Central       Plains
                                               MBI      Consolidated <F2>    TCB       Consolidated     Mortgage     Spirit <F15>
                                           -----------  ----------------  ---------  ---------------  -----------  --------------
Interest Income                              $835,006       $878,986       $87,549       $966,535       $43,773        $24,807
Interest Expense                              324,343        346,422        39,835        386,257        18,700         12,271
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

   Net Interest Income                        510,663        532,564        47,714        580,278        25,073         12,536
Provision for Possible Loan Losses             33,472         38,943         2,899         41,842         2,909            200
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

   Net Interest Income after Provision
     for Possible Loan Losses                 477,191        493,621        44,815        538,436        22,164         12,336
Other Income
   Trust                                       59,824         60,283           902         61,185             0              0
   Service charges                             57,593         59,546         6,110         65,656         3,092          2,191
   Credit card fees                            24,691         24,719             0         24,719             0              0
   Securities gains                               405            534         1,350          1,884           450            734
   Other                                       45,783         47,208         4,133         51,341         3,961            322
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

        Total Other Income                    188,296        192,290        12,495        204,785         7,503          3,247
Other Expense
   Salaries  and employee benefits            220,950        231,468        17,966        249,434        10,606          4,869
   Net occupancy and equipment                 59,306         63,070         5,872         68,942         2,742          1,341
   Other                                      132,113        139,346        19,801        159,147         8,020          2,542
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

        Total Other Expense                   412,369        433,884        43,639        477,523        21,368          8,752
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

        Income Before Income Taxes            253,118        252,027        13,671        265,698         8,299          6,831
Income Taxes                                   92,089         96,603         4,749        101,352         2,453          2,359
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

        Net Income                           $161,029       $155,424        $8,922       $164,346        $5,846         $4,472
                                           ===========  ================  =========  ===============  ===========  ==============

Per Share Data
   Average Common Shares Outstanding       43,091,152     45,639,294                   50,389,294
   Net Income                                   $3.74          $3.41                        $3.26





See notes to pro forma combined consolidated financial statements.




                                                          All Entities
                                                           Pro Forma
                                          Southwest and    Combined
                                           AmeriFirst     Consolidated
                                          -------------  --------------
Interest Income                               $21,736      $1,056,851
Interest Expense                               10,121         427,349
                                          -------------  --------------

   Net Interest Income                         11,615         629,502
Provision for Possible Loan Losses               (123)         44,828
                                          -------------  --------------

   Net Interest Income after Provision
     for Possible Loan Losses                  11,738         584,674
Other Income
   Trust                                           10          61,195
   Service charges                              1,120          72,059
   Credit card fees                                19          24,738
   Securities gains                                45           3,113
   Other                                          508          56,132
                                          -------------  --------------

        Total Other Income                      1,702         217,237
Other Expense
   Salaries  and employee benefits              4,388         269,297
   Net occupancy and equipment                    950          73,975
   Other                                        2,899         172,608
                                          -------------  --------------

        Total Other Expense                     8,237         515,880
                                          -------------  --------------

        Income Before Income Taxes              5,203         286,031
Income Taxes                                    1,686         107,850
                                          -------------  --------------

        Net Income                             $3,517        $178,181
                                          =============  ==============

Per Share Data
   Average Common Shares Outstanding                       54,586,833
   Net Income                                                   $3.26





MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 1993
(Thousands except per share data)
(Unaudited)


                                                                                        MBI, UNSL,
                                                             MBI                          Wedge,
                                                         UNSL, Wedge                       TCB
                                                          Pro Forma                      Pro Forma
                                                          Combined                       Combined       Central       Plains
                                               MBI      Consolidated <F2>    TCB       Consolidated     Mortgage     Spirit <F15>
                                           -----------  ----------------  ---------  ---------------  -----------  --------------
Interest Income                              $829,930       $873,022       $79,266       $952,288       $34,452       $23,774
Interest Expense                              328,734        348,310        33,912        382,222        14,194        11,569
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

 Net Interest Income                          501,196        524,712        45,354        570,066        20,258        12,205
Provision for Possible Loan Losses             61,013         61,573         1,224         62,797           956           706
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

 Net Interest Income after Provision
   for Possible Loan Losses                   440,183        463,139        44,130        507,269        19,302        11,499
Other Income
 Trust                                         61,138         61,547           793         62,340             0             0
 Service charges                               58,511         60,719         5,471         66,190         2,254         1,921
 Credit card fees                              24,060         24,060             0         24,060             0             0
 Securities gains                               3,742          3,937         1,379          5,316             0         1,477
 Other                                         51,707         54,916         3,892         58,808         3,615           360
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

      Total Other Income                      199,158        205,179        11,535        216,714         5,869         3,758
Other Expense
 Salaries  and employee benefits              215,333        225,614        15,730        241,344         9,161         4,656
 Net occupancy and equipment                   62,638         64,497         5,075         69,572         2,162         1,248
 Other                                        166,938        172,462        14,233        186,695         6,805         2,626
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

      Total Other Expense                     444,909        462,573        35,038        497,611        18,128         8,530
                                           -----------  ----------------  ---------  ---------------  -----------  --------------

      Income Before Income Taxes              194,432        205,745        20,627        226,372         7,043         6,727
Income Taxes                                   75,568         79,081         5,438         84,519         1,913         2,459
                                           -----------  ----------------  ---------  ---------------  -----------  --------------
      Net Income Before Change in
      Accounting Principle                   $118,864       $126,664       $15,189       $141,853        $5,130        $4,268
                                           ===========  ================  =========  ===============  ===========  ==============

Per Share Data
 Average Common Shares Outstanding         42,439,298     44,997,436                   49,747,436
 Net Income Before Change in Accounting
      Principle                                 $2.80          $2.81                        $2.85






 See notes to pro forma combined consolidated financial statements.





                                                          All Entities
                                                           Pro Forma
                                          Southwest and    Combined
                                           AmeriFirst     Consolidated
                                          -------------  --------------
Interest Income                               $19,644      $1,030,158
Interest Expense                                9,241         417,226
                                          -------------  --------------

 Net Interest Income                           10,403         612,932
Provision for Possible Loan Losses                124          64,583
                                          -------------  --------------

 Net Interest Income after Provision
   for Possible Loan Losses                    10,279         548,349
Other Income
 Trust                                              0          62,340
 Service charges                                1,062          71,427
 Credit card fees                                   0          24,060
 Securities gains                                   0           6,793
 Other                                            425          63,208
                                          -------------  --------------

      Total Other Income                        1,487         227,828
Other Expense
 Salaries  and employee benefits                4,129         259,290
 Net occupancy and equipment                      915          73,897
 Other                                          2,776         198,902
                                          -------------  --------------

      Total Other Expense                       7,820         532,089
                                          -------------  --------------

      Income Before Income Taxes                3,946         244,088
Income Taxes                                    1,343          90,234
                                          -------------  --------------
      Net Income Before Change in
      Accounting Principle                     $2,603        $153,854
                                          =============  ==============

Per Share Data
 Average Common Shares Outstanding                         53,602,821
 Net Income Before Change in Accounting
      Principle                                                 $2.87

MERCANTILE BANCORPORATION INC.
PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
For the Year Ended December 31, 1992
(Thousands except for per share data)
(Unaudited)

                                                                                                      MBI, UNSL,
                                                                  MBI, UNSL,                         Wedge, ABNK,
                                                                 Wedge, ABNK                             TCB
                                                                  Pro Forma                            Pro Forma
                                                                  Combined                             Combined
                                                      MBI        Consolidated <F2,F12>   TCB         Consolidated
                                                -------------  ----------------       ---------    ----------------
Interest Income                                    $873,447       $950,658             $77,188        $1,027,846

Interest Expense                                    417,358        459,299              35,761           495,060
                                                -------------  ----------------       ---------    ----------------

   Net Interest Income                              456,089        491,359              41,427           532,786
Provision for Possible Loan Losses                   74,579         76,979               2,086            79,065
                                                -------------  ----------------       ---------    ----------------

   Net Interest Income after Provision
     for Possible Loan Losses                       381,510        414,380              39,341           453,721
Other Income
   Trust                                             57,501         58,558                 686            59,244
   Service charges                                   55,399         59,678               4,804            64,482
   Credit card fees                                  21,487         21,574                   0            21,574
   Securities gains                                   5,518          5,957               2,634             8,591
   Other                                             44,039         48,100               2,114            50,214
                                                -------------  ----------------       ---------    ----------------

        Total Other Income                          183,944        193,867              10,238           204,105
Other Expense
   Salaries  and employee benefits                  192,015        208,858              13,596           222,454
   Net occupancy and equipment                       55,588         59,299               4,308            63,607
   Other                                            170,465        181,344              13,336           194,680
                                                -------------  ----------------       ---------    ----------------

        Total Other Expense                         418,068        449,501              31,240           480,741
                                                -------------  ----------------       ---------    ----------------

        Income Before Income Taxes                  147,386        158,746              18,339           177,085
Income Taxes                                         52,346         55,829               4,941            60,770
                                                -------------  ----------------       ---------    ----------------

        Net Income                                  $95,040       $102,917             $13,398          $116,315
                                                =============  ================       =========    ================

Per Share Data
   Average Common Shares Outstanding             39,492,237     42,774,654                            47,524,654
   Net Income                                         $2.36          $2.36                                 $2.41






See notes to pro forma combined consolidated financial statements.



                                                                                                 All Entities
                                                                                                  Pro Forma
                                                    Central        Plains      Southwest and       Combined
                                                   Mortgage     Spirit <F15>     AmeriFirst      Consolidated
                                                  -----------  -------------  ---------------  ----------------
Interest Income                                     $28,577      $26,962        $21,160           $1,104,545

Interest Expense                                     13,616       16,385         11,259              536,320
                                                  -----------  -------------  ---------------  ----------------

   Net Interest Income                               14,961       10,577          9,901              568,225
Provision for Possible Loan Losses                      913          583            309               80,870
                                                  -----------  -------------  ---------------  ----------------

   Net Interest Income after Provision
     for Possible Loan Losses                        14,048        9,994          9,592              487,355
Other Income
   Trust                                                  0            0              0               59,244
   Service charges                                    1,559        1,280          1,025               68,346
   Credit card fees                                       0            0              0               21,574
   Securities gains                                       0          477             10                9,078
   Other                                              3,233          139            458               54,044
                                                  -----------  -------------  ---------------  ----------------

        Total Other Income                            4,792        1,896          1,493              212,286
Other Expense
   Salaries  and employee benefits                    7,617        3,880          3,902              237,853
   Net occupancy and equipment                        1,630          927            902               67,066
   Other                                              4,607        2,604          2,928              204,819
                                                  -----------  -------------  ---------------  ----------------

        Total Other Expense                          13,854        7,411          7,732              509,738
                                                  -----------  -------------  ---------------  ----------------

        Income Before Income Taxes                    4,986        4,479          3,353              189,903
Income Taxes                                          1,245        1,718          1,165               64,898
                                                  -----------  -------------  ---------------  ----------------

        Net Income                                   $3,741       $2,761         $2,188             $125,005
                                                  ===========  =============  ===============  ================

Per Share Data
   Average Common Shares Outstanding                                                              50,610,039
   Net Income                                                                                          $2.43


                   MERCANTILE BANCORPORATION INC.
   Notes to Pro Forma Combined Consolidated Financial Statements
                             (Unaudited)

(1) The acquisitions of Southwest, TCB, UNSL, Wedge, Central Mortgage and AmeriFirst will be accounted for as poolings-of-interests.

(2) The acquisition of Wedge and UNSL closed on January 3, 1995 and are not included in the first column representing MBI's reported results.

(3) The acquisition of Plains Spirit will be accounted for as a purchase transaction. Purchase accounting adjustments are considered immaterial to the balance sheet and income statements of the proforma combined entity.

(4) Purchase entry with consideration of $64 million consisting of cash and 1,400,000 shares of MBI Common Stock at $31.625 per share, which was the closing price on December 22, 1994, the day preceding the execution of the Merger Agreement.

(5) The pro forma excess of cost over fair value of net assets acquired ("goodwill") was $9,923,000 as of December 31, 1994. This amount will vary depending on final purchase price adjustments and adjustments to equity of Plains Spirit for income, dividends, and FAS No. 115 prior to the Closing Date. See footnote 3 above.

(6)  Elimination of MBI's investment in Plains Spirit.

(7) As part of an ongoing stock repurchase program, MBI will repurchase 1,132,000 shares of its own common stock in the open market. Assumed weighted average price of $32.03 per share.

(8)  Acquisition of TCB with 4,750,000 shares of MBI Common Stock.   In
     addition, MBI will assume, through an exchange, the outstanding, non-convertible preferred stock of TCB, amounting to $12,153,000.

(9)  Elimination of MBI's investment in TCB.

(10) Acquisition of Central Mortgage with 2,537,952 shares of MBI Common
     Stock, based on exchange ratio of .5970 of a share of MBI Common Stock per share of Central Mortgage Common Stock.

(11) Elimination of MBI's investment in Central Mortgage.

(12) The acquisition of ABNK by MBI, on April 30, 1992, was accounted for as a purchase transaction. The MBI historical financial data includes ABNK from the date of acquisition. The results of operations of ABNK were included in the MBI pro forma combined income statement from January 1, 1992.

(13) Acquisition of Southwest with 675,000 shares of MBI Common Stock, and AmeriFirst with 661,385 shares of MBI Common Stock.

(14) Elimination of MBI's investment in Southwest and AmeriFirst.

(15) Plains Spirit's fiscal year end is September 30, so those amounts are used for the December 31, 1994, 1993, and 1992 income statements.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  MERCANTILE BANCORPORATION INC.


Dated as of May 12, 1995          By  /s/ Jon W. Bilstrom
                                     --------------------------
                                     Jon W. Bilstrom
                                     General Counsel and Secretary

                                EXHIBIT INDEX
(23)        Consent of Independent Auditors.

(27)        Financial Data Schedule.